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                                                                       EXHIBIT 5

                                  May 25, 2000

NetLojix Communications, Inc.
501 Bath Street
Santa Barbara, ca 93101

         Re:      Registration Statement on Form S-3

Gentlemen:

         We have examined the Registration Statement on Form S-3 to be filed by NetLojix Communications, Inc. ("NetLojix") with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement"). The Registration Statement relates to the resale by the selling stockholder named therein (the "Selling Stockholder"), of an aggregate of up to 450,000 shares of common stock, par value $.01 per share, of NetLojix's common stock (collectively, the "Shares"). The Shares include (i) 375,000 Shares (the "Outstanding Shares") currently held by the Selling Stockholder, and (ii) 75,000 Shares (the "Warrant Shares") issuable upon exercise of warrants (the "Warrants") held by the Selling Stockholder.

         In connection with the opinions expressed herein, we have examined, among other things, certified copies of NetLojix's Certificate of Incorporation and By-Laws, as amended to date, as well as records of corporate proceedings and other actions taken by NetLojix in connection with the issuance and sale of the Shares and the Warrants. We have also examined the Warrants and the agreements between NetLojix and the Selling Stockholder pursuant to which the Outstanding Shares and the Warrants were issued.

         Based upon our examination of the foregoing, and such other matters of fact or law as we have deemed necessary for purposes hereof, it is our opinion that:

1. The Outstanding Shares are validly issued, fully paid and non-assessable.
2. When issued and paid for upon exercise of the Warrant, in accordance with the terms and conditions of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to our firm in the Prospectus contained in the Registration Statement under the heading "Legal Matters."

                                                    Very truly yours,

                                                    /s/ SEED, MACKALL & COLE LLP